WEALTHFORGE

AMENDMENT TO BROKER-DEALER SERVICE SCHEDULE

WealthForge Securities, LLC and Gratus Capital Properties Fund III, LLC ("Client") enter into to this First Amendment to Broker-Dealer Service Schedule and Master Services Agreement (the "Amendment").

Background

a. On March 25, 2021, the parties entered into a Broker Dealer Service Schedule and Master Services Agreement.
b. The parties desire to amend the contract to incorporate language about the required SEC filing and to amend the definition of an "Existing Relationship."

The parties agree as follows:

1. Section 9(j) of the Broker-Dealer Service Schedule is deleted and replaced with the following:

   "The following sentence applies to Regulation A Offerings: Client shall submit to WealthForge all the Form 1-A Documents for advance review and approval. Client shall not submit the Form 1-A Documents to the SEC listing WealthForge as the broker-dealer on the Offering unless it has written approval from WealthForge and Client's submission must be substantially in the form that WealthForge approves. Client shall notify WealthForge that Client has sent the Form 1-A Documents to the SEC immediately upon filing. Upon receipt of that notice, WealthForge shall file the Form 5110 related to this Offering to FINRA. Client shall pay WealthForge a Fee of $350.00 plus reimbursement for all associated filing fees for the Form 5110. WealthForge and Client will use reasonable efforts to address comments from the SEC and FINRA related to the Offering during the qualification process. Each party may elect whether to execute a Deal Sheet in its discretion, including if Registration does not occur."

2. Definition dd. in the Broker-Dealer Service Schedule is deleted and replaced with the following:

   " 'Form 1-A Documents' means Offering Materials for a Regulation A Offering, including Client's Form 1-A related to the Offering and all attachments."

3. Section 7(d) of the Broker-Dealer Service Schedule is deleted and replaced with the following:

   " 'Existing Relationship' means Client has a current in force agreement with the RIA in question, has received an investment through the RIA in the previous 12 months prior to the execution of this Agreement, is currently discussing the possibility of an investment with the

RIA, or develops a relationship with the RIA prior to the time of an investment into an Offering. Client will provide a list of the RIAs with which it has an Existing Relationship prior to the Offering going live and will update this list with WealthForge each time it develops an Existing Relationship with an RIA. Any RIA not included above will be considered a Marketplace RIA."

4. Section 8(b) of the Broker-Dealer Service Schedule is deleted and replaced with the following:

   "The Marketplace Fee is compensation for Marketplace Services and consists of a $100 fee per transaction through the Altigo Marketplace. WealthForge will bill for the Marketplace Fee monthly in arrears."

5. All remaining provisions of the Agreement remain unchanged and are incorporated into this Amendment.

6. This First Amendment may be executed in counterparts, each one of which is considered an original, but all of which constitute one and the same instrument.

Dated: 5/14/2021

WEALTHFORGE SECURITIES, LLC

By: DocuSigned by: Bill Robbins 70AA831B0DADI1A...

Its: CEO

GRATUS CAPITAL PROPERTIES FUND III, LLC

By: DocuSigned by: Robert Barlau E81F69F57EDB49C...

Its: Partner

WEALTHFORGE

3015 W Moore Street, Suite 102
Richmond, VA 23230

BROKER-DEALER SERVICES ORDER FORM

This Order Form is between WealthForge Securities, LLC, a Virginia limited liability company, and the party identified below ("Client").

Client:	Gratus Capital Properties Fund III, LLC	Contact Name:	Robert Barlau
Notice Address:	5155 E River Road. #404	Contact Email:	bob@gratus.capital
City, State:	Fridley, MN	State of Incorporation:	Delaware
Zip Code:	55421	Entity Type:	LLC

START DATE: *Upon Full Execution*

TERM: *12 months*

PRICING SCHEDULE	
Diligence Fee	$10,000 upon an Offering going live
Managing B-D Transaction Fee	100bps
Regulatory Filing Service Fee	$350 per form
Marketplace Fee	100bps

The following, which are all attached and incorporated by reference, govern WealthForge's provision of the Broker-Dealer Services and comprise the Agreement between the parties with respect to those Services:

- This Order Form.
- The B-D Service Schedule.
- The parties may enter into one or more Statements of Work or Deal Sheets that, when fully executed, are also incorporated into the Agreement.
- The MSA.

The parties each cause this Order Form to be duly executed by an authorized representative.

Client: Gratus Capital Properties Fund III, LLC
Signature: DocuSigned by: Robert Barlau E01F69F57EBD49C...
Title: X Partner
Date: X 3/24/2021

WealthForge Securities, LLC
Signature: DocuSigned by: Bill Robbins 70AA831B0DAD41A...
Title: X CEO
Date: X 3/25/2021

REP SUPERVISION SERVICES PRICING SCHEDULE	
*Registration Fees**	
Due upon executing each Rep Agreement	$N/A
Supervisory Fees	
Quarterly Fee per Client-Affiliated Representative	$ no charge
Disclosure Event per Client-Affiliated Representative	$ N/A

*Client shall reimburse WealthForge for all costs related to registration of Client-Affiliated Representative. See Service Schedule for more details.

WealthForge commits to a 90% commission payout to Client-Affiliated Representatives. See Service Schedule for more details.

Client Name: Gratus Capital Properties Fund III, LLC

Signature: DocuSigned by: Robert Barlau E01F69F57EBD49C...

Title: X Partner

Date: X 3/24/2021

WealthForge Securities, LLC

Signature: DocuSigned by: Bill Robbins 70AA831B0DAD41A...

Title: X CEO

Date: X 3/25/2021

WEALTHFORGE

BROKER-DEALER SERVICE SCHEDULE

1. Overview

a. This Service Schedule governs WealthForge's provision of Broker-Dealer Services to Client as further set forth below. WealthForge Securities, LLC provides the Services under this Service Schedule independently of its Affiliates and the obligations and benefits of WealthForge under this Service Schedule are those of WealthForge Securities, LLC.

b. A Deal Sheet, which each party must execute to be valid, sets forth the specific scope of Services for an Offering that is accepting subscriptions.

c. If set forth on the Order Form or other mutually-executed writing, WealthForge may provide Rep Supervision Services as further set forth in the Rep Supervision Appendix.

2. Definitions

a. Definitions for Broker-Dealer Services are found on the attached Definitions Exhibit, which is incorporated by reference.

3. Managing B-D Services

WealthForge conducts the following Managing B-D Services for an Offering subject to a fully-executed Deal Sheet.

a. Manage a syndicate of Selling Group Members.

b. Perform diligence on Selling Group Members.

c. Administer for Client's benefit the commissions for the Selling Group Members.

4. B-D of Record Services

If specified in a fully-executed Deal Sheet for an Offering or other mutually-executed writing, WealthForge conducts the following B-D of Record Services for subscriptions that come to WealthForge from Selling Group Members that are registered investment advisers:

a. If necessary, provide funding processing services for Subscribers.

b. Provide Anti-Money Laundering ("AML") monitoring services.

c. Conduct OFAC checks on each Subscriber and applicable parties related to the Client.

d. Provide FinCEN checks on each Investor, for six (6) months after the completion of each

Individual Investment.

e. For a Regulation D Offering, make commercially reasonable efforts to comply with the Regulation D Rule 506(d) Bad Actor Check requirements.

f. For a Regulation D, Rule 506(c) Offering, determine the accreditation status of Subscribers under applicable regulatory guidance, and provide Client: (x) certification that WealthForge has performed the accreditation check; and (y) a list of Subscribers that WealthForge deems to be accredited based on its check.

g. Conduct investor suitability and "know-your-client" diligence for each subscriber and beneficial owners of entities, as required.

5. Joint Services for Managing B-D and B-D of Record Services

WealthForge performs the following if it is performing either Managing B-D or B-D of Record Services, or both.

a. Process deposits by Subscribers and execute accepted orders. WealthForge provides reports to Client regarding each Offering's status as agreed between the parties.

b. WealthForge conducts diligence before it starts accepting subscriptions on Client's behalf:

(i) Conduct Bad Actor Checks on Covered Persons;

(ii) Provide independent diligence services on claims and material representations that Client makes in its Offering Materials; and

(iii) Review and provide feedback regarding Offering Materials.

c. If the Offering requires an escrow account for WealthForge to perform its Services, then WealthForge facilitates execution of a tri-party escrow agreement between WealthForge, Client, and a bank that serves as an escrow agent and trustee of Subscriber funds in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. WealthForge directs payments from Subscribers into a third-party escrow account and notifies the escrow agent of a request to distribute funds to Client (and to WealthForge for Fees that Client owes WealthForge) to effectuate a closing of each Individual Investment.

d. Maintain records as required under applicable law and regulation for all closed Individual Investments.

e. WealthForge provides Regulatory Filing Services when a Deal Sheet is fully-executed *unless* the Client and WealthForge otherwise agree in the Deal Sheet or other writing. In providing these Services, WealthForge shall file on Client's behalf all required federal and state filings, including notice filings. The Fee for Regulatory Filing Services is the per-filing rate set forth on the Order Form, plus all filing costs, which vary by jurisdiction.

6. Retail and Wholesale Services. WealthForge may also provide Retail Services and Wholesale Services through Client-Affiliated Representatives and Other WF Representatives as set forth in a Deal Sheet.

7. Marketplace Services. WealthForge will also provide Marketplace Services pursuant to this Agreement. "Marketplace Services" consists of the following services provided by WealthForge for investments from Registered Investment Advisors with whom Client does not have an Existing Relationship ("Marketplace RIAs"):

a. Registered Investment Advisor Due Diligence: In addition to conducting its required due diligence on the Offering, WealthForge will, or will have within the previous six months, conduct due diligence on the Marketplace RIAs who have access to the Altigo Marketplace. Specifically, WealthForge will review the Marketplace RIA's disciplinary history, review Form ADV (including the Marketplace RIA's Regulation BI disclosure), and take reasonable steps to ensure the Marketplace RIA and its investment advisor representatives are not bad actors under the definition of 17 C.F.R. 230.506(d) or 17 C.F.R. 230.262.

b. RIA Agreement: WealthForge will enter into an agreement with each Marketplace RIA governing the obligations of that RIA and its individual Marketplace Advisors with respect to Offerings on the Altigo Marketplace. The Sponsor is a third-party beneficiary of the Marketplace RIA's obligations under that agreement, including the Marketplace RIA's representations and warranties, indemnification, and other obligations such as those pertaining to KYC, suitability, best interest determinations, and electronic signatures.

c. Digital Distribution: WealthForge will provide distribution of Offerings to Marketplace RIAs through the Altigo Marketplace.

d. "Existing Relationship" means Client has a currently in force agreement with the RIA in question and has received an investment through that RIA in the twelve (12) months prior to execution of this Agreement. Client shall provide a list of RIAs with which it has an Existing Relationship to WealthForge upon execution of this Agreement. Any RIA not on the Client's list will be considered a Marketplace RIA.

8. Fees.

a. The Transaction Fee is compensation for Managing Broker-Dealer and B-D of Record Services and is generally a percentage of Gross Proceeds. There may be a separate Transaction Fee for B-D of Record and Managing B-D Services. The Offering Materials may also provide for Retail Commissions and Retail Allowances, which are payable to WealthForge as set forth in the Deal Sheet and may be re-allowed to service providers for the Offering, including Selling Group Members.

b. The Marketplace Fee is compensation for Marketplace Services and consists of 1%of the Gross Proceeds for each investment made by a Subscriber who is a client of a Marketplace Advisor. The Marketplace Fee will be paid as follows: 0.50% at the time of subscription and 0.50% on the one-year anniversary of the subscription. The Marketplace Fee will be paid out of the due diligence and/or marketing fee set forth in the Offering Materials.

c. If: (x) Client elects to discontinue Managing B-D or B-D of Record Services for an Offering and does not have a termination right under this Agreement to do so, or if WealthForge terminates its Services for an Offering for material breach; and (y) there are Remaining Funds, then upon invoice from WealthForge: Client shall pay WealthForge the Transaction Fee for the Remaining Funds as if the Remaining Funds were Gross Proceeds of an Offering.

d. The Diligence Fee covers initial diligence of Client by WealthForge.

e. Amounts in Escrow. Where an escrow account is in place: WealthForge may withhold all transaction-based fees and commissions and all other Fees Client owes under this Service Schedule out of the amounts held in escrow upon Escrow Release.

f. The Order Form sets forth the maximum Fee WealthForge may charge for the applicable Service unless otherwise agreed in writing.

g. Overdue Fees under this Service Schedule, and the Rep Supervision Appendix, are subject to: (x) interest of eighteen percent (18.0%) per annum or the maximum rate permissible by law, whichever is less; and (y) all costs of collection, including attorney's fees. For Fees payable subject to a fully-executed Deal Sheet for a public Offering, including a non-traded REIT Offering, the preceding sentence applies *except* that the total amount that WealthForge is entitled for overdue Fees, including interest, costs, and attorney's fees may not exceed 8% of the total amount sought to be raised.

9. Additional Representations, Warranties, and Obligations

The following apply to for all Services under this B-D Service Schedule and are in addition to those in the MSA:

a. Offering and Advertising Materials. Client shall create, and is solely responsible for, all statements in Offering Materials. Client shall ensure that Offering Materials: (x) do not contain one or more untrue statements of material fact; and (y) do contain all material facts so that all statements in all Offering Materials are not misleading. Client shall amend Offering Materials, if necessary, to correct any untrue statement of material fact, or to state a required material fact or a fact necessary to make the statements not misleading. Client shall promptly notify WealthForge of all changes to Offering Materials for WealthForge's advanced approval. Upon approval, Offering Materials may only be used for Offerings for which WealthForge is providing Services subject to a fully-executed Deal Sheet. Client shall not use Offering Materials that reference WealthForge unless WealthForge has approved the Offering Materials in writing in each instance and unless WealthForge is performing Services subject to a fully-executed Deal Sheet for the

Offering. Without exception, WealthForge must approve all Offering Materials, including all Advertising Materials, before Client distributes them.

b. Diligence Documents. Client shall provide WealthForge with all due diligence materials and information reasonably requested by WealthForge about an Offering, including, without limitation, financial statements, technical reports, and other information concerning Client's business, operations, assets, liabilities, pending litigation, regulatory correspondence, financial condition, and prospects. Client shall make available officers of Client with responsibility for financial affairs and business operations to answer inquiries from WealthForge, Subscribers, and Prospective Subscribers.

c. WealthForge may disclose, without prior notice, Confidential Information to applicable regulatory authority (including FINRA) as required or requested pursuant to regulation or in the course of an audit, investigation, or examination. Nothing in this Agreement prohibits a party from initiating communications directly with, responding to any inquiry from, or providing testimony before the SEC, FINRA, any other self-regulatory organization, or any other state or federal regulatory authority regarding a party's actions under this Agreement.

d. Client understands that:

(i) WealthForge's role is that of service provider only. WealthForge is not a principal to an Offering or any transaction nor is it acting as a fiduciary in connection with any transaction proposed or consummated under this Agreement.

(ii) WealthForge, Selling Group Members, and their respective agents may disclose, without prior notice to or consent from Client, Offering Materials and other information relating to an Offering to any applicable regulatory authority (including FINRA) as required or as requested pursuant to applicable regulation or in the course of a compliance audit.

(iii) WealthForge may rely upon the accuracy and completeness of all information provided by Client, and has no obligation to independently verify any such information.

(iv) In addition to the data that Users of the System provide, the definition of Aggregate Data in Section 8(c) of the MSA includes data that WealthForge collects in providing Services under this Service Schedule, including information about Investors, Subscribers, and Prospective Subscribers. Aggregate Data is aggregated and anonymized so that it does not directly or indirectly identify or enable the identification of these individuals.

(v) WealthForge may reference Client's and its Affiliates' respective Offerings by name and include other information about an Offering as permitted by 17 C.F.R. 230.134(a) in marketing materials for WealthForge's benefit.

(vi) WealthForge is not responsible for Outside Services, including accreditation checks, know-your-client ("KYC") checks and other diligence for Subscribers and Investors.

(vii) Client is responsible for the storage and backup of its own records pertaining to its Offerings.

e. Client Representations and Warranties; Obligations. As of the Start Date of this Service Schedule and while it is effective, Client represents and warrants that it: (i) will comply with the Purchase Agreements and with the laws, rules, and regulations applicable to its business and an Offering, including specifically that Client and its employees and agents shall comply with Section 15(a) of the Exchange Act and with parallel state issuer-broker-dealer registration requirements; (ii) will not, and will ensure that any person or entity acting on its behalf will not, directly or indirectly, in connection with an Offering, make any offer or sale of any of the Securities or any securities of the same or similar class as the Securities, the result of which would cause the offer and sale of the Securities to fail to be entitled to applicable exemptions from registration under the Securities Act and similar exemptions under applicable state securities laws; (iii) will not retain or allow, directly or indirectly, any person or entity to provide Outside Services for an Offering; and (iv) does not have knowledge of and has not been apprised verbally or in writing of a Major Offering Impediment. Selling Group Members for an Offering are third-party beneficiaries of Client's representations and warranties and indemnification obligations under the MSA, including those under this Service Schedule.

f. Client Covered Person Representations; Obligations. Client further makes the following representations and covenants relating to its Covered Persons (defined below) and agents:

(i) Client represents and warrants that all its Covered Persons are not subject to one or more Disqualification Events.

(ii) Client shall provide a list of all Covered Persons, including the full name, personal and business address of each, to WealthForge in writing. Client shall update the list of Covered Persons, and transmit the updated list in writing to WealthForge, within 72 hours of any change, provided that Client shall not be required to update the Covered Persons list solely for changes to a Covered Person's address. Client shall immediately give written notice to WealthForge if Client becomes aware that a Covered Person is subject to a Disqualification Event.

(iii) Client shall not pay transaction-based compensation related to an Offering to a party other than WealthForge. Client shall notify WealthForge immediately if Client has reason to believe a Compensated Solicitor is subject to a Disqualification Event.

g. WealthForge Representations and Warranties; Obligations. As of the Effective Date and each time WealthForge provides Services in connection with an Offering, WealthForge represents and warrants that it: (i) is duly registered as a broker-dealer under the Exchange Act; (ii) is and will remain a member in good standing with FINRA and is and will remain in good standing with the SEC; (iii) is, or prior to the commencement of any Offering will be, registered as a broker-dealer in each state or jurisdiction required for an Offering; (iv) is currently and will remain in compliance with the capital and financial reporting requirements of FINRA, the capital requirements of the SEC, and the capital requirements of every state in which it is licensed as a broker-dealer; (v) will take appropriate steps to ensure that all Selling Group Members receiving transaction-based compensation and all Compensated Solicitors are not subject to a Disqualification Event; and (vi) use commercially reasonable efforts to: (x) maintain the overall

security of its network and related infrastructure, (y) protect confidential and personally identifiable information provided by Client, and (z) maintain and execute processes designed to prevent the introduction of malware, spyware, viruses, and other corruption into its network.

h. In addition to the indemnification obligations set forth in the MSA: WealthForge shall indemnify, defend, and hold harmless Client Parties from and against all Liabilities from Claims in connection with or arising out of WealthForge's or its employees' or WealthForge Representatives' unauthorized verbal or written representation in connection with an Offering made in breach of this Agreement or in violation of the Securities Act or Exchange Act or any other applicable federal or state securities law and regulation.

i. All written Offering Materials are subject to WealthForge's review and approval before Client makes the materials available to Prospective Subscribers, which WealthForge shall not unreasonably withhold or delay.

j. The following sentence applies to non-traded REIT Offerings: Client shall submit to WealthForge all the S-11 Documents for advance review and approval. Client shall not submit the S-11 Documents to the SEC listing WealthForge as the broker-dealer on the Offering unless it has written approval from WealthForge and Client's submission must be substantially in the form that WealthForge approves. Client shall notify WealthForge that Client has sent the Form S-11 Documents to the SEC immediately upon filing. Upon receipt of that notice, WealthForge shall file the Form 5110 related to this Offering to FINRA. Client shall pay WealthForge a Fee of $350.00 plus reimbursement for all associated filing fees for the Form 5110. WealthForge and Client will use reasonable efforts to address comments from the SEC and FINRA related to the Offering during the qualification process. Each party may elect whether to execute a Deal Sheet in its discretion, including if Registration does not occur.

10. Client's Performance under a Deal Sheet

The obligations of this Section 10 apply under a fully-executed Deal Sheet.

a. Acceptance of Orders. Prospective Subscribers will subscribe for the Securities offered in an Offering pursuant to a Purchase Agreement that WealthForge approves in form and substance. The Purchase Agreement will specify the price and other terms and conditions applicable to an Offering. Client may, in its sole discretion, accept or reject any order initiated by a Subscriber until a closing of the Individual Investment has occurred. Client shall accept or reject an order initiated by a Subscriber within a reasonable time period as requested by WealthForge. WealthForge does not hold Subscriber's funds, and all funds raised are held in escrow or trust until released to the Client or refunded to the Subscriber.

b. Escrow. Client shall provide all reasonable cooperation with respect to WealthForge-facilitated escrow account established for an Offering, if applicable. WealthForge's standard payment method for Subscribers is via ACH or wire to a WealthForge-facilitated escrow account; however, WealthForge supports payment by check for an additional fee, as set forth below.

c. Exclusivity. Unless otherwise stated in the Deal Sheet, WealthForge is the *exclusive* provider of Broker-Dealer Services, which means no other party, including the Client, may provide all or

any part of Managing Broker-Dealer or Broker-Dealer of Record Services for an Offering subject to a fully-executed Deal Sheet. Client shall not accept funds in an Offering unless WealthForge provides Managing B-D Services or B-D of Record Services for the funds. Additionally, Client may not engage Outside Service Providers for an Offering without WealthForge's written consent. To the extent Client or its affiliates have previously solicited or intend to solicit Subscribers for an Offering, Client shall ensure that all Subscribers will participate in an Offering through WealthForge and that Client and its affiliated persons are not required to register as a broker or dealer under the Exchange Act. Selling efforts by Client's associated persons conducted in accordance with 17 C.F.R. 240.3a4-1 are not prohibited under this section or the MSA.

d. Liquidated Damages for Breach of Exclusivity. The parties acknowledge and agree that if Client fails to comply with its obligations under this Agreement regarding exclusivity as further set forth in Section 10(c) of this Service Schedule, then: (i) the limitations of liability in the MSA do not apply to Client; (ii) the actual and consequential damages suffered by WealthForge are uncertain and difficult to calculate with exactness as of the Effective Date; (iii) the amount fixed as liquidated damages payable to WealthForge is set forth below ("Liquidated Damages"); (iv) the Liquidated Damages are fair, and not disproportionate to WealthForge's probable loss; and (v) Client waives the right to object to the validity of the Liquidated Damages on the grounds that they are void as penalties or are not reasonably related to actual damages. The Liquidated Damages are 8% of the gross amount raised by Client or its affiliates in the breaching Individual Investment, except that the total amount of damages or Fees of any kind that WealthForge is entitled to, including costs and interest, are 8% of the gross amount raised by Client. WealthForge is entitled to recover its reasonable attorneys' fees if it prevails in an action seeking Liquidated Damages.

e. If a Client-Affiliated Issuer is the Issuing Party, then Client will execute the Deal Sheet together with the Client-Affiliated Issuer. In that case, (x) Client's obligations under the Broker-Dealer Service Schedule, which include the obligations of the MSA, apply jointly and severally to Client and the Issuing Party for the corresponding Offering; and (y) WealthForge performs Services subject to a fully-executed Deal Sheet for the benefit of the Issuing Party.

f. As with all of its Services, WealthForge makes no guarantee that Client will raise funds in an Offering or meet its fundraising goals.

11. Non-Solicitation

Each party agrees that it will not solicit, offer work to, employ, or contract with, one or more of the other party's or its Affiliates' Team Members. The restriction in the prior sentence: (i) applies during the Term and during the twelve (12) months immediately following the conclusion of Term; and (ii) does not apply to the hiring of a Team Member that responds to a general newspaper or Internet advertisement or other solicitations not targeting the Team Member. If a party breaches this Section 11, then upon request the breaching party will pay to the non-breaching party the greater of one (1) year's compensation: (x) offered to the Team Member by the breaching party; or (y) paid by the non-breaching party to the Team Member at the time of the breach. The parties waive the right to object to the validity of the agreed damages for the breach of this section on the grounds that they are void as penalties or are not reasonably related to actual damages. If request for payment under this section is made and not timely remitted and if the non-breaching party files suit, then the non-breaching

party may claim all damages available to it as allowed by law in addition to or instead of the amounts set forth in this Section 11.

12. Venue

The following provisions apply instead of Section 14(b) of the MSA. Except for Section 14(b), all other subsections of Section 14 of the MSA apply to this Service Schedule.

a. Arbitration.

(i) Except for the Arbitration Exceptions in Section 12(b) below, the parties agree that all controversies arising out of or relating to this Agreement or an Offering will be settled by arbitration.

(ii) The arbitration will be in accordance with FINRA's rules then in effect, unless FINRA declines jurisdiction or FINRA jurisdiction is clearly not invoked by the nature of at least one of the claims.

(iii) If FINRA jurisdiction does not apply as set forth in Section 12(a)(ii), then the controversy will be settled by arbitration under the American Arbitration Association, and its Supplementary Procedures for Securities Arbitration.

b. The Arbitration Exceptions are as follows:

(i) A party may seek injunctive or other equitable relief in any state or federal court of competent jurisdiction for any actual or alleged infringement of any intellectual property or other proprietary rights.

(ii) Either party may seek the relief set forth in Section 11 of this Service Schedule and damages stemming from a breach of exclusivity in a state or federal court located either: (x) where the defendant resides or has assets; or (y) in Richmond, Virginia.

(iii) A party may bring suit in the Richmond General District Court, located in Richmond, Virginia for amounts in controversy that do not exceed $25,000.00.

c. Unless FINRA or American Arbitration Association rules apply and dictate otherwise, and except as stated above, the venue for any dispute will be in the state or federal courts in Richmond, Virginia.

13. Term and Termination

a. WealthForge is available for B-D Services on the Start Date, as set forth on the Order Form. The Order Form specifies the End Date for this Service Schedule.

b. In addition to the termination rights set forth in the MSA, this Service Schedule may be terminated by WealthForge upon written notice: (i) if WealthForge determines in its reasonable discretion that there is one or more Major Compliance Issues; and (ii) if Client is Unresponsive.

B-D Services
Definitions Exhibit

a. "Advertising Materials" means, but is not limited to, websites, offering landing pages, emails, and all written materials about an Offering provided by Client, or any party acting as Client's agent or on Client's behalf to Client's knowledge, to Prospective Subscribers, and all written materials that include a disclaimer stating that securities are offered through WealthForge Securities, LLC or otherwise mentions WealthForge Securities, LLC.

b. "Allowances" means marketing allowances, diligence expenses, and other reimbursements or fees the Issuing Party or other party has agreed to pay in the Offering Materials for an Offering.

c. "Altigo Marketplace" means the online platform through which RIAs may discover alternative investments and automate subscriptions to such securities for the benefit of their clients, who are not Investors.

d. "Client-Affiliated Issuer" means an entity that is an issuer of Securities that is Client's affiliate.

e. "Client-Affiliated Representative" means a registered representative affiliated with WealthForge that is also Client's employee, shareholder, member, officer, board member, or owner.

f. "Client NRF Person" means a person who WealthForge supervises as a non-registered fingerprinted person under FINRA and SEC rules and regulations in providing Rep Supervision Services to Client.

g. "Commissions" means the amount of sales commissions the Issuing Party has agreed to pay in an Offering to the party making Retail Introductions or Wholesale Introductions. Commissions are independent from Allowances.

h. "Compensated Solicitor" means all persons who will receive compensation, directly or indirectly, for soliciting Prospective Subscribers by, through, or on behalf of WealthForge for an Offering. Compensated Solicitors include agents of Selling Group Members and Client-Affiliated Representatives and all Other WF Representatives.

i. "Covered Person" means all directors, executive officers, general partners, managing members, other officers participating in an Offering, or beneficial owners of 20% or more of outstanding voting equity securities, calculated on the basis of voting power.

j. "Disqualification Event" means a person is subject to one or more of the bad actor disqualifications described in Rule 506(d)(1)(i) to (viii) under Regulation D.

k. "Escrow Release" means each distribution of Subscriber funds to the Issuing Party, or to WealthForge on the Issuing Party's behalf, by the escrow agent.

l. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

m. "Gross Proceeds" means the aggregate gross proceeds received from the sale of Securities for

which WealthForge provides Services subject to a fully-executed Deal Sheet under this Agreement.

n. "Individual Investment" means a single transaction for which WealthForge provides Services subject to a fully-executed Deal Sheet where a Client accepts and receives funds from a Subscriber.

o. "Investor" means an individual or entity who has completed an Individual Investment in an Offering.

p. "Issuing Party" means the party that is issuing the Securities in an Offering. Unless there is an Affiliated Issuer, the Client is the Issuing Party.

q. "Major Compliance Issue" means Client's breach of Section 9(e) or (f) of the Broker-Dealer Service Schedule or a circumstance that WealthForge reasonably determines will cause all of Client's Offerings to have one or more Major Offering Impediments.

r. "Major Offering Impediment" means the following relating to an Offering: potential litigation, a violation of applicable law or regulation, a circumstance which would preclude an Offering from exemption from registration pursuant to Section 4(a)(2) of the Securities Act; a state or SEC sanction or investigation; or a circumstance that, when reasonably evaluated, creates a material adverse effect on Client's ability to raise capital in the Offering.

s. "Marketplace Advisor" means an investment advisor representative of an RIA that submits a subscription request through the Altigo Marketplace. Marketplace Advisor does not include an investment advisor representative associated with a RIA with whom Client has an Existing Relationship.

t. "Other WF Representative" means a registered representative affiliated with WealthForge that is *not* Client's employee, shareholder, member, officer, board member, or owner.

u. "Offering Materials" means all written or oral communications Client intends to provide a Prospective Subscriber related to an Offering, including, as applicable, the private placement memorandum, operating agreement, subscription agreement, and Advertising Materials.

v. "Outside Service Provider" means a broker-dealer, investment adviser, or other intermediary that: (x) is not affiliated with WealthForge and is not a Selling Group Member; and (y) provides Outside Services on behalf of Client or Issuing Party for an Offering.

w. "Outside Services" means services for an Offering that WealthForge or its contractors do not perform that would be in the scope of this Services under a fully-executed Deal Sheet for that Offering.

x. "Prospective Subscriber" means an individual or entity that may be eligible to purchase Securities in an Offering.

y. "Purchase Agreement" means an agreement that a Prospective Subscriber executes to place a

subscription for Securities. Upon executing a Purchase Agreement, the Prospective Subscriber is a Subscriber.

z. "Remaining Funds" means funds: (x) that remain in escrow when WealthForge's Managing B-D or B-D of Record Services end because (i) Client elects to discontinue those Services for an Offering and does not have a termination right under this Agreement to do so or (ii) WealthForge terminates its Services for an Offering for material breach; and (y) for which WealthForge performed Managing B-D or B-D of Record Services on behalf of the Client for the corresponding Subscriber; and (z) that the Client has discretion to accept and elects not to accept.

aa. "Registration" means WealthForge and all relevant regulatory authorities, including the SEC and FINRA, have approved a Non-traded REIT Offering to accept subscriptions.

bb. "Rep Supervision Services" means WealthForge's Services to supervise Client-Affiliated Representatives as initiated by a Rep Supervision Service Schedule.

cc. "Retail Introductions" means when a WealthForge Registered Representative introduces Prospective Subscribers to an Offering, which may include distributing Offering Materials. Retail Introductions may include introductions to all types of Prospective Subscribers, including institutional investors.

dd. "S-11 Documents" means Offering Materials for a Non-traded REIT Offering, including Client's S-11 related to the Offering and all attachments.

ee. "Securities" means the debt or equity securities that the Issuing Party makes available in an Offering.

ff. "Securities Act" means the Securities Act of 1933, as amended.

gg. "Selling Group Member" means a financial intermediary that has demonstrated interest in introducing Prospective Subscribers to an Offering, including other broker-dealers, registered investment advisors, and other intermediaries and their respective representatives.

hh. "Subscriber" means an individual or entity that has submitted an order to purchase Securities.

ii. "Team Member" means an individual: (x) that a party or its Affiliate employs as a partner, employee, or individual independent contractor; and (y) with which the other party comes into direct contact in the course of this Agreement.

jj. "Unresponsive" means: (x) Client fails to respond to WealthForge's correspondence about this Service Schedule for five (5) consecutive business days ("Response Request Trigger") and remains unresponsive for three (3) business days after WealthForge provides notice to Client pursuant to Section 15(a)(i) or Section 15(a)(ii) of the MSA; or (y) a Response Request Trigger occurs more than once during the Term.

kk. "WealthForge-Introduced Investor" means an Investor that WealthForge introduces to an Offering in performing Retail Services.

ll. "WealthForge Representative" means all registered representative affiliated with WealthForge. WealthForge Registered Representatives include Client-Affiliated Representatives and Other WF Representatives.

WEALTHFORGE

DEAL SHEET

This Deal Sheet is between WealthForge Securities, LLC, a Virginia limited liability company and ________________ ("Client") and is incorporated by reference into the Master Services Agreement between the parties effective _____________ and more specifically applies to WealthForge's provision of Broker-Dealer Services under the Broker-Dealer Service Schedule effective _________ between the parties. If there is a conflict between the MSA or the Service Schedule, this Deal Sheet controls.

1. Offering Identification

a. Name of Offering:

b. Registration Exemption:

c. Maximum / Minimum Amount of Raise:

d. Is there a contingency for the first Escrow Release for the Offering? N/A:

e. Additional Deal Parameters:

2. Fee Summary

a. **Summary of Fees for this Offering**

(i) Transaction Fee:

__________ bps of the Gross Proceeds of each Individual Investment for which Company provides Managing B-D Services.

An additional __________ bps of the Gross Proceeds of each Individual Investment for which Company provides B-D of Record Services.

(ii) Commissions and Allowances:

(iii) Regulatory Filing Services Fees: $350.00 each for all required federal and state filings, including notice filings plus filing costs for each jurisdiction, which vary by jurisdiction.

(iv) Marketplace Fee:

100bps of the Gross Proceeds for each investment made by a Subscriber who is a client of a Marketplace Advisor. The Marketplace Fee will be paid out of the due diligence and/or marketing fee set forth in the Offering Materials.

b. **Managing B-D Services**

(i) The Transaction Fee is a fee payable based on a percentage of the Gross Proceeds of each Individual Investment as set forth in Section 2(a) of the Deal Sheet, above.

(ii) Company will perform Managing B-D Services for this Offering. In addition to the Transaction Fee, Client shall also remit to Company all applicable Retail Commissions and Retail Allowances, which Company will re-allow to Selling Group Members as set forth in its agreement with the Selling Group Members.

c. **Regulatory Filing Services**

(i) WealthForge shall file on Client's behalf all required federal and state filings, including notice filings at the cost set forth in Section 2(a) above.

a. **Retail and Wholesale Services**

(i) Affiliated Representatives

The parties intend for one or more Client-Affiliated Representative(s) to perform Retail Services or Wholesaling Services and receive compensation for this Offering: Yes or No.

(ii) Other WF Representatives

The parties intend for Other WF Representatives to provide Retail Services for this Offering: _Yes or No______.

(iii) Client shall pay Company the Commissions Allowances set forth in Section 2(a) of this Deal Sheet.

(iv) Unless otherwise indicated on this Deal Sheet, Company shall perform the Retail and Wholesale Services as set forth in Deal Sheet Exhibit A, which is incorporated by reference.

b. **Termination**. Services under this Deal Sheet end upon the first occurrence of one of the following events: (i) the Offering reaches its end date as set forth in the Offering Materials; (ii) the Client abandons the Offering; (iii) the Broker-Dealer Service Schedule ends; or (iv) upon Company's written notice to Client of a Major Offering Impediment or Client's breach of Section 8 (e) or (f) of the Broker-Dealer Service Schedule with respect to an Offering. Upon the occurrence of an event in the preceding sentence: (x) Company shall wind down its Services for the Offering, including corresponding with the escrow agent to facilitate proper distribution of funds; and (y) Client shall cease use of all Offering Materials for the Offering that reference Company.

3. Other Terms, including Additional Services and Fees

N/A

4. Certifications

a. Client understands the obligations under Section 9(d) of the Broker-Dealer Services Schedule that Company is the exclusive provider of Live Offering Services for the Offering. Client has not accepted and shall not accept funds in the Offering unless Company processes those funds.

b. During the Offering and for six (6) months following the final Escrow Release of the Offering, the Issuing Party agrees to notify Company of an Investor's transfer or assignment of: (x) the Securities; or (y) any of the obligations or rights associated with the Securities.

c. The following certification only applies to the Issuing Party:

The Issuing Party represents and warrants all its associated persons participating in the sale of securities that are not Client-Affiliated Representatives: (x) are exempt from registration as a broker under the registration safe harbor provided by 17 C.F.R. 240.3a4-1; and (y) will remain exempt from registration as a broker by meeting the conditions and restricting participation in the Offering as set forth in 17 C.F.R. 240.3a4-1.

[Remainder Intentionally Blank; Signature Page Below to Follow]

The parties' authorized representatives execute this Deal Sheet as of the date first stated above.

COMPANY
WEALTHFORGE SECURITIES, LLC

By: ______________________

Name: ______________________

Title: ______________________

CLIENT
CLIENT NAME

By: ______________________

Name: ______________________

Title: ______________________

To be signed only if a Client-Affiliated Issuer is the Issuing Party:

Client-Affiliated Issuer acknowledges it has received a copy of the MSA, including the Broker-Dealer Service Schedule, and agrees to become a party to the MSA, for the Offering listed in this Deal Sheet only, subject to the terms the MSA and the B-D Services Schedule. For the purposes of this Offering, references in the MSA and the BD Services Schedule, including this Deal Sheet, to "Client" apply jointly and severally to Client and Affiliated Issuer.

Client-Affiliated Issuer:
Type of Entity:
State of Formation/Incorporation:
Notice Address:
City, State:
Zip:
Notice Contact Name:
Notice Email:

CLIENT-AFFLIATED ISSUER
CLIENT-AFFLIATED ISSUER NAME

By: ______________________

Name: ______________________

Title: ______________________

Deal Sheet Exhibit A
Retail and Wholesale Services

1. Description

a. Client-Affiliated Representatives and Other WF Representatives may sell the Offering directly to retail investors only if specified in the Deal Sheet, which means WealthForge, through its representatives will:

(i) Use reasonable efforts to identify Prospective Subscribers for the Offering and make Retail Introductions directly.

(ii) Market the Offering by making available the Offering Materials to Prospective Subscribers and responding to inquiries and requests for information to convert Prospective Subscribers into Investors.

(iii) Offer the Securities as a broker, but all sales are made by Issuing Party acting through WealthForge as a broker, and not by WealthForge as a dealer or an underwriter.

b. As specified in the Deal Sheet, Client-Affiliated Representatives may engage in wholesaling efforts, which means marketing the Offering to financial intermediaries that may or may not be current Selling Group Members.

2. Provisions Pertaining to Retail Services

a. WealthForge will direct all WealthForge Representatives to provide Prospective Subscribers with a copy of the Offering Materials and advise each Prospective Subscriber at the time of the initial offering to him or her that the Issuing Party will, during the course of the Offering and prior to any sale, give each Prospective Subscriber the opportunity to: (x) ask questions of and to receive answers from the Issuing Party, concerning the terms and conditions of the Offering; and (y) obtain additional information the Issuing Party possesses or that it may obtain without unreasonable effort or expense that is necessary to verify the accuracy of the information in the Offering Materials.

b. Prior to making any sale of the Securities, WealthForge will instruct all WealthForge Representatives to inform Prospective Subscribers and their representatives, if any, of all pertinent facts relating to the liquidity and marketability of the Securities, as the pertinent facts are set forth in the Offering Materials.

WEALTHFORGE

3015 W Moore Street, Suite 102
Richmond, VA 23230

altigo ORDER FORM

This Order Form is between WealthForge Technologies, LLC, a Virginia limited liability company, and the party identified below ("Client").

Client:	Gratus Capital Properties Fund III, LLC	Contact Name:	Robert Barlau
Notice Address:	5155 E River Road. #404	Contact Email:	bob@gratus.capital
City, State:	Fridley, MN	State of Incorporation:	Delaware
Zip Code:	55421	Entity Type:	LLC

START DATE: *Upon Full Execution*

TERM: *12 months*

ALTIGO PRICING SCHEDULE	
Offering Set Up Fee	First Offering free $10,000/Offering for all other Offerings.
Package Fee	N/A

The following, which are all attached and incorporated by reference, govern WealthForge's provision of Altigo and related Services and comprise the Agreement between the parties with respect to those Services:

- This Order Form.
- The Altigo Service Schedule.
- The parties may enter into one or more Statements of Work that, when fully executed, are also incorporated into the Agreement.
- The MSA.

The parties each cause this Order Form to be duly executed by an authorized representative.

Client: Gratus Capital Properties Fund III, LLC
Signature: DocuSigned by: Robert Barlau E01F69F57EBD49C...
Title: Partner
Date: 3/24/2021

WealthForge Technologies, LLC
Signature: DocuSigned by: Bill Robbins 70AA831B0DAD41A...
Title: CEO
Date: 3/25/2021

WEALTHFORGE

MASTER SERVICES AGREEMENT

1. Overview

a. This Master Services Agreement ("MSA") governs the provision of Services to Client as more specifically set forth in one or more Service Schedules. A Service Schedule becomes effective upon full execution of a corresponding Order Form.

b. In the event of a conflict between them, the following components control in descending order:

Statements of Work
Order Form
Service Schedule
This MSA

2. Definitions

a. "Affiliate" means a person or entity controlling, controlled by, or under common control with a party.

b. "Agreement" means, collectively, the MSA and all Order Forms, Service Schedules, and Statements of Work between the parties.

c. "Attested User" means a person using the System that is not Client's or its Affiliates' employee or agent, including Financial Representatives.

d. "Authorized User" means a person that Client grants access to the System under its license under this Agreement that is Client's or its Affiliates' employee or an agent that Client or its Affiliate has control over with respect to the Services provided or one or more Offerings.

e. "Bankruptcy Event" means a party becomes the subject of: (x) a petition in bankruptcy or any proceeding related to its insolvency, receivership, or liquidation, in any jurisdiction, that is not dismissed within sixty (60) days of its commencement; or (y) an assignment for the benefit of creditors.

f. "Claim" means a third-party claim or legal action or administrative proceeding of action.

g. "Client Parties" means Client and its Affiliates and their respective managers, agents, officers, directors, and employees.

h. "Custom Development" means when WealthForge: (i) adds functionality to the System outside of the scope of the System's functionality specific to Client's request; (ii) assists Client in integrating with the System or otherwise performs work on Client's technology systems; or (iii) accelerates the delivery schedule of System functionality.

i. "Fees" collectively means all fees Client owes to WealthForge under this Agreement.

j. "Financial Representative" means an individual financial professional that that may input information into the System. Financial Representatives are generally employed or retained by a Firm.

k. "Firm" means a third-party that may provide distribution for an Offering, which may be a registered investment adviser, broker-dealer, or other financial intermediary.

l. "Liabilities" means: (i) all damages, costs, and attorneys' fees finally awarded against an indemnified party with respect to a Claim; (ii) all out-of-pocket costs (including reasonable attorneys' fees) reasonably incurred by an indemnified party with the defense of the Claim (other than attorneys' fees and costs incurred without the indemnifying party's consent after it has accepted defense of such Claim); and (iii) all amounts that the indemnifying party agreed to pay to any third party in settlement of a Claim arising under Section 11 and settled by the indemnifying party or with the indemnified party's approval.

m. "Order Form" means the mutually-executed document which sets forth the Services for which Client is engaging WealthForge and the corresponding pricing.

n. "Outside Information" means data about investors, potential investors, and Financial Representatives and other personally-identifiable information that WealthForge receives outside of this Agreement.

o. "Offering" means an issuer's specific offer of securities for sale for which WealthForge performs Services under this Agreement.

p. "Services" means, collectively, all services that WealthForge provides under this Agreement, including the software-as-a-service elements of the System.

q. "Service Schedule" means the specific terms and conditions applicable to a specific set of Services that WealthForge provides to Client.

r. "Statement of Work" means a fully-executed writing confirming Custom Development or other Services that Client desires from WealthForge as part of a Service Schedule.

s. "System" means the software and related technology that WealthForge makes available as may be more specifically referenced in a Service Schedule, and includes upgrades, updates, error corrections or other modifications, documentation, customizations, and deliverables created under this Agreement. "System" includes electronic or written documentation and specifications provided to Client related to the software and technology and includes functionality provided under a Statement of Work entered into by the parties.

t. "Term" means the period of time during which there is one or more Service Schedules referencing or incorporating this MSA that remains valid and is in effect.

u. "Transaction Data" means all content, documents, and information, that a User enters or uploads to the System or provides to WealthForge electronically or otherwise in performing its Services. Transaction Data includes personally identifiable information, financial, and personal information for which the System facilitates collection and transfer, and the documents on which that information may be conveyed. Transaction Data does not include WealthForge Confidential Information or WealthForge IP as defined in Section 8(a), below.

v. "Users" means, collectively Attested Users and Authorized Users. An individual User is either an Attested User or an Authorized User.

w. "WealthForge" means either WealthForge Technologies, LLC or WealthForge Securities, LLC as set forth in an Order Form. WealthForge Technologies, LLC and WealthForge Securities, LLC are severally, and not jointly, liable for their respective obligations under the Service Schedule corresponding to each Order Form.

x. "WealthForge Parties" means WealthForge, its Affiliates and their respective licensors, service providers, managers, agents, officers, directors, and employees.

3. Fees

a. WealthForge may discontinue providing Services if Client fails to timely remit Fees as they become due. All Fees paid are not refundable unless otherwise provided in this Agreement.

4. Use Rights

a. System License and Conditions. WealthForge grants to Client a personal, limited, revocable, non-exclusive, non-sub-licensable license to access and use the functionality of the System as further specified in each Service Schedule. Client may grant use of the System to Authorized Users and Attested Users as set forth in this Agreement. Client and its Affiliates and their respective Authorized Users are jointly and severally responsible for Client's obligations under this Agreement. Client is responsible for the acts and omissions of Authorized Users.

b. Client and its Authorized Users shall use the System as allowable under applicable law and regulation.

c. Users are bound by the System's terms and conditions when using the System, which may be specific to the application used. If there is a conflict between this Agreement and the terms of use or privacy policy for the System as it relates to a User's use of the System, the System's terms of use and privacy policy control.

d. Client will provide license to WealthForge for use of its logo, images, and content for use in the System and will fully indemnify WealthForge for all claims arising from use of Client's logo, images and content as set forth in Section 11.

e. WealthForge may restrict or suspend access to the System or Services: (x) as WealthForge deems necessary to comply with applicable law, protect against communications or security problems, or perform emergency maintenance; or (y) where Client is in breach of this Agreement.

f. Client is solely responsible for obtaining and maintaining, and protecting the security of its software, systems, equipment, telecommunication and internet connections required for Client's use of the System and Services.

g. Client is responsible for backup of data and retention of business records, including records relating to the Services, as it deems necessary or desirable, but at least as required by law applicable to Client. WealthForge is not responsible for determining how long or in what form Client stores Transaction Data or any information WealthForge provides through the System or Services.

h. Certain Offerings or transactions may not be able to be effected by electronic signature or electronic processing. WealthForge is not responsible for determining whether the System or Services are appropriate for a transaction or whether a transaction is legally binding if the Client uses System or Services to effectuate it. WealthForge is not liable if the System is not appropriate for a transaction and is not liable if a transaction is not legally binding.

i. In performing the Services and providing the System, WealthForge makes no guarantee that Client will raise funds or meet its fundraising goals.

j. WealthForge is not required to enter into a contractual relationship with Client's third-party suppliers.

k. The Services and System are provided in English only.

5. Configuration and Custom Development

a. Upon request from Client, WealthForge may supply development resources to provide Custom Development. Custom Development is confirmed in writing executed by both parties in the form of a Statement of Work detailing the level of work, projected timeline, estimated work hours, and additional compensation. The terms of the Agreement govern each Statement of Work. For Custom Development, WealthForge shall maintain, and make available to Client upon invoice, accurate time records and will invoice Client monthly in arrears for all Services under a Statement of Work. Client shall pay invoice for Custom Development within thirty (30) days of receipt.

6. Term and Termination

a. The Term commences upon the Start Date of the first Service Schedule under this Agreement and ends when the last Service Schedule under this Agreement terminates.

b. A Service Schedule may be terminated before its specified End Date: (i) by mutual agreement of the parties; or (ii) by the non-breaching party, for the other party's material breach of the Agreement: (x) upon ten (10) days' written notice, if the breach is curable and remains uncured at the end of the notice period; or (y) immediately, upon written notice, if the breach is not curable.

c. A Service Schedule is also terminable before its specified End Date immediately, upon written

notice: (i) by the non-breaching party for the other party's material breach relating to the non-breaching party's Confidential Information or Proprietary Rights; (ii) by either party as required by applicable law; (iii) by one party if the other party is subject to a Bankruptcy Event; (iv) by WealthForge if a contract between a Client Party and WealthForge or its Affiliate is terminated by WealthForge or its Affiliate for the Client Party's material breach; (v) by WealthForge as set forth in Section 11(b); and (vi) as set forth in a Service Schedule or Statement of Work or other mutually executed writing.

d. If there is more than one Service Schedule in effect at the time of a termination notice as set forth in Section 6(b) or (c), then the party giving the termination notice may terminate the entire Agreement if specified in writing together with the notice terminating the Service Schedule or no later than five (5) business days after the Service Schedule termination is effective.

e. Effect of Termination

(i) Upon termination of the Agreement, the System license ends, and Client and its Affiliates may no longer display or use System functionality. WealthForge will no longer provide Custom Development if the Agreement ends and will invoice Client for all amounts due under a Statement of Work through the date of termination.

(ii) Upon termination of a Service Schedule, Client shall pay all amounts then due and owing under the Service Schedule, including, but not limited to, all outstanding Fees. All Fees are non-refundable once remitted to WealthForge unless mutually agreed upon in writing, or as expressly provided in this Agreement.

(iii) Upon termination of a Service Schedule, each party must return or destroy and permanently delete the other party's Confidential Information related to the Service Schedule. A party may request of the other party that an officer certify that the party (and its Authorized Recipients) have fully complied with this provision. WealthForge may retain Confidential Information and Transaction Data as required under applicable law and regulation and according to its data retention policies. WealthForge may require a Statement of Work to export Transaction Data from the System to Client or Client's service provider.

(iv) All terms that should reasonably be understood to survive termination of this Agreement do survive, specifically including those relating to Confidential Information, proprietary rights, limitations of liability, indemnification, governing law, venue, and jury waiver.

7. Mutual Representations and Warranties; Obligations

a. As of the Effective Date and throughout the Term, each party represents and warrants that: (i) it is a duly-formed entity in good standing in the state of incorporation or formation referenced on each Order Form; (ii) it and its signatory have the power and authority to execute, deliver, and perform this Agreement; (iii) this Agreement and all its components constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms; and (iv) it will use diligent and reasonable efforts to ensure that its performance in connection with this Agreement

and Offerings is compliant with applicable federal and state law and regulation.

8. Proprietary Rights

a. WealthForge Proprietary Rights. WealthForge and its Affiliates have the exclusive right, title, and interest in and to their proprietary systems, software, including the System and its source code, information, logos, services names, domain names, marks, copyrights, business processes, know-how, documentation, materials and technology (collectively, "WealthForge IP") and no rights or interests are transferred to Client except those expressly granted in writing under this Agreement, even if WealthForge uses or provides WealthForge IP to Client in connection with its performance of the Services. Client acknowledges that the System, methods for providing the Services, related materials and software were developed, compiled, and arranged by WealthForge through expenditure of substantial time, effort, and money, and constitute valuable intellectual property and, as between Client and WealthForge, are WealthForge IP. Client shall not recompile, disassemble, reverse engineer, make or distribute any other form of, or create derivative works of the System or any WealthForge IP without prior written consent. WealthForge may use suggestions for modifications and improvements from Client about WealthForge's System and Services and derivatives ("Suggestions") in its discretion and Suggestions that WealthForge incorporates in the System or Services and derivatives, whether under this Agreement or not, are WealthForge IP.

b. Client shall not, and Client shall not permit any third party to: (i) copy, modify, adapt, translate, or otherwise create derivative works of the System, except for copies, translations, and adaptions of the System documentation as reasonably necessary for Client's use of the Services or the System; (ii) reverse engineer, decompile, disassemble, or otherwise attempt to discover the source code of the System; (iii) rent, lease, sublicense, sell, assign, or otherwise transfer rights in or to the System; (iv) remove any proprietary notices or labels on the System; or (v) intentionally use, post, transmit, or introduce any device, software, or routine which interferes or attempts to interfere with operation of the System. Client shall not use WealthForge IP, including WealthForge's marks or trade names, without prior written consent. Client shall not use the System, other WealthForge IP, or Services or disclose or distribute information about them in a manner that competes with WealthForge.

c. "Aggregate Data" means the data that Users of the System provide (including, but not limited to, metrics regarding the dollar amount of deal flow, number of Offerings, nature of Offerings, and Offering timing) where the data is aggregated and anonymized so that it does not directly or indirectly identify or enable the identification of individual Offerings, Client or its Affiliates, or Users, or their respective clients. Subject to its compliance with this Agreement and applicable laws, rules and regulations, WealthForge and its Affiliates: (i) may compile Aggregate Data and use it for its advantage; and (ii) may sell, license, or otherwise make Aggregate Data available to third parties without obligation to Client or its Affiliates.

d. Client Proprietary Rights. Client represents and warrants that it owns or has a license to use all intellectual property rights in and to Client IP. "Client IP" means proprietary systems, software, information, logos, services names, domain names, marks, and copyrights Client uses. Client hereby grants WealthForge a limited, non-exclusive license during the Term to use Client IP it provides WealthForge solely for purposes of performing the Services.

e. Publicity. WealthForge and its Affiliates may reference Client and its Affiliates as WealthForge clients and users of the Services and may use their respective names and logos during the term for that purpose. WealthForge and its Affiliates may reference Client's and its Affiliates' respective Offerings by name and include other information about an Offering as permitted by 17 C.F.R. 230.134(a) in marketing materials for WealthForge's benefit.

9. Confidential Information

a. WealthForge acknowledges that certain of Client's information and certain other information that WealthForge receives in the course of performing Services is proprietary to Client and Financial Representatives, respectively, and may be subject to protection under law and regulation. Subject to this Section 9 (Confidential Information) and Section 10 (Security, Privacy, and Transaction Data), WealthForge uses information it receives in the course of this Agreement to perform the Services for Client and will take reasonable measures to prevent disclosure or use outside of the purposes of this Agreement.

b. Each party agrees: (i) to protect and treat as confidential the disclosing party's Confidential Information using the same care as it would in protecting its own information of a similar nature, but no less than reasonable care; and (ii) to limit dissemination of such Confidential Information to: (x) persons within the party's business organization or that of its Affiliates; and (y) service providers, including Financial Representatives, all of which (z) have a need to use such Confidential Information in connection with WealthForge's performance of the Services, who have been advised of the confidential nature of the Confidential Information, and who have agreed to keep such information confidential as required in this section or are under obligations of confidentiality imposed by law or rule or their professional obligations ("Authorized Recipients"). Each party will remain responsible for compliance with the provisions of this Section by its Authorized Recipients.

c. "Confidential Information" means all material non-public information of the disclosing party (or third party non-public information provided to the disclosing party subject to restrictions on disclosure) including, without limitation, (i) a party's commercial, business, financial, strategic, legal, technical, operational, administrative and marketing information, non-public intellectual property (including, respectively, non-public WealthForge IP and Client IP), know-how and other information or data supplied in any form, relating to a party, its Affiliates and their respective businesses; and (ii) summaries, memoranda, analyses, compilations, forecasts, studies, or other documents which contain or otherwise reflect such information.

d. A receiving party will have no obligation to maintain the other party's Confidential Information where the receiving party can show the information: (i) was in the possession of the receiving party without obligation of confidence prior to disclosure of such information by the other party; (ii) is or becomes publicly available through no fault of the receiving party; (iii) was developed by the receiving party independent of this Agreement and information provided by the other party in connection with this Agreement; or (iv) is required to be disclosed pursuant to a valid court order or demand of a regulatory authority or other governmental body, provided however, that, unless prohibited by law or as set forth below, the receiving party will first give written notice to the disclosing party, so that the disclosing party may seek appropriate legal remedies. WealthForge may disclose Client Confidential Information to Authorized Recipients to the extent

necessary to perform the Services. Client will treat this Agreement as Confidential Information of WealthForge, except as necessary to enforce its terms. WealthForge and its Affiliates may market their respective services to Firms and Financial Representatives.

10. Security, Privacy, and Transaction Data

a. As of the Effective Date and each time WealthForge provides the System in connection with an Offering on Client's behalf, WealthForge represents and warrants it will use commercially reasonable efforts to: (x) maintain the overall security of the System and related infrastructure, (y) protect confidential and personally identifiable information provided by Client and its Users through the System, and (z) maintain and execute processes designed to prevent the introduction of malware, spyware, viruses, and other corruption into the System.

b. Client and WealthForge acknowledge that certain information exchanged between the parties or that Users provide to one or both of the parties in furtherance of Services under this Agreement may be non-public personal information under the Gramm-Leach-Bliley Act, the California Consumer Privacy Act, the European Union's General Data Privacy Regulation, or other federal, state, and international privacy law and regulation (collectively, "Privacy Laws"). With regard to non-public personal information obtained under this Agreement, each party shall: (a) not disclose or use the information except as required to carry out the purposes of the Agreement or as otherwise permitted by the Privacy Laws; (b) establish and maintain procedures reasonably designed to ensure the security and privacy of all nonpublic personal information; and (c) cooperate with the other party and provide reasonable assistance for its compliance with Privacy Laws.

c. WealthForge shall only use Transaction Data to provide the Services, as necessary to enforce this Agreement, and to comply with applicable law and regulation, including complying with request of a governmental or regulatory body. Specifically, WealthForge does not further collect, sell, or use Transaction Data except as necessary to perform the business purpose for which that information was provided. WealthForge will not retain, use, or disclose Transaction Data outside of the direct business relationship between the Client and WealthForge except for third-party service providers required to complete the Services. WealthForge may use Outside Information in its discretion, subject to its obligations under applicable law and regulation, even if Outside Information is duplicative of Transaction Data. Client shall use Transaction Data and information it receives from the System and Services in compliance with applicable law and regulation as further set forth in Section 10(b) of this Agreement. Nothing in this paragraph affects WealthForge's rights with regard to Aggregate Data as set forth in Section 8(c).

d. Client is responsible for the content and accuracy of Transaction Data and for complying with Privacy Laws and other laws and regulations applicable to Transaction Data and Client's use of the Services.

e. Client is solely responsible for determining whether the Services meet the needs for Client's business.

f. Client may desire that WealthForge provide Transaction Data to third-party service providers, including transfer agents, financial intermediaries, and custodians and Financial

Representatives. WealthForge is not obligated to transfer Transaction Data or information that may be available to Client via the System or Services to a third party unless agreed in a fully-executed writing between the parties. If WealthForge transfers Transaction Data or other information to a third-party subject to a written agreement: (x) WealthForge is not responsible for the transfer of data to a third party as instructed by Client; (y) Client represents and warrants that it has acquired consents and provided notices required to transfer the Transaction Data and information; and (z) Client represents and warrants that Client has complied with all Privacy Laws applicable to it related to the transfer. WealthForge is not responsible for services or data a third party provides to Client.

11. Indemnity

a. Client's Indemnity. Client shall indemnify, defend, and hold harmless WealthForge Parties, from and against all Liabilities from Claims in connection with or arising out of: (i) Offerings and Transaction Data; (ii) Client's gross negligence or willful misconduct; (iii) Client's breach of this Agreement; (iv) Client's failure to comply with applicable law, rules, or regulations, including Privacy Laws; (v) Client's and its Authorized Users' use of the System; and (vi) a Claim of infringement relating to Client IP.

b. WealthForge's Indemnity. WealthForge shall indemnify, defend, and hold harmless Client Parties from and against all Liabilities from Claims in connection with or arising out of: (i) the inaccuracy of, or WealthForge's failure to comply with, its representations and warranties; (ii) WealthForge's gross negligence or willful misconduct; (iii) a breach of Section 10(a) that results in the breach of Section 8 (Proprietary Rights) or Section 9 (Confidential Information); and (iv) a Claim asserting that the System infringes a U.S. patent, copyright, trademark, or trade secret.

WealthForge will not indemnify under Section 11(b)(iv) to the extent any Claim of infringement is caused by: (x) Client's modification or use of the System other than as provided in the Agreement; (y) Client's failure to use corrections or enhancements made available by WealthForge to the extent that corrections or enhancements would make the System non-infringing; or (z) information, specifications, or materials provided by Client or on Client's behalf. If the System is, or in WealthForge's opinion is likely to be held to be, infringing, WealthForge may at its option obtain for Client the right to continue its use, or WealthForge may terminate this Agreement. The indemnification obligation in Section 11(b)(iv) and the remedies in the preceding sentence constitute Client's sole and exclusive remedies and WealthForge's entire liability with respect to infringement.

c. Indemnity Procedures. An indemnifying party is relieved of its obligations of indemnification to the extent the Liabilities are caused by the negligence, willful misconduct or breach of this Agreement by the party seeking indemnification. To receive the indemnities contained in this Agreement, the party seeking indemnification must promptly notify the indemnifying party of a Claim and provide reasonable cooperation (at the indemnifying party's expense) and full authority to defend or settle the Claim, provided that the indemnifying party may not settle a Claim by requiring an admission of liability, obligation, or payment by the indemnified party without the indemnified party's prior written consent. The indemnified party, at its cost, may participate in the defense of the Claim or action through counsel of its own choosing.

12. Disclaimers; Limitations of Liability

a. Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH ABOVE, THE SERVICES, INCLUDING ALL TECHNOLOGY AND SOFTWARE USED IN THE PERFORMANCE OF THE SERVICES, INCLUDING THE SYSTEM, ARE PROVIDED "AS IS." WEALTHFORGE DISCLAIMS ALL WARRANTIES: EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. WEALTHFORGE DOES NOT WARRANT THAT THE SERVICES, INCLUDING THE SYSTEM, OR ANY COMPONENT THEREOF, WILL MEET CLIENT'S REQUIREMENTS OR THAT THE OPERATION OF THE SYSTEM WILL BE UNINTERRUPTED OR ERROR-FREE. CLIENT ACKNOWLEDGES THAT UNDER NO CIRCUMSTANCES DOES WEALTHFORGE REPRESENT OR WARRANT THAT CLIENT'S GOALS FOR AN OFFERING WILL BE MET, AND WEALTHFORGE EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES THAT THE SYSTEM WILL FACILITATE A MINIMUM MONETARY AMOUNT OR NUMBER OF TRANSACTIONS. WEALTHFORGE IS NOT RESPONSIBLE FOR THE ACCURACY OR COMPLETENESS OF INFORMATION PROVIDED BY OR ON BEHALF OF CLIENT OR A USER. WEALTHFORGE IS NOT RESPONSIBLE FOR SERVICE INTERRUPTIONS, INCLUDING, WITHOUT LIMITATION, POWER OUTAGES, SYSTEM FAILURES, OR OTHER INTERRUPTIONS, OR FOR ANY ERROR OR OMISSION IN THE CONTENT OR OTHER DATA TRANSMITTED THROUGH THE SYSTEM.

b. Limitations of Liability. EXCEPT AS PROVIDED IN SECTION 12(c), AND EXCEPT TO THE EXTENT PROHIBITED BY LAW:

A PARTY HAS NO LIABILITY TO THE OTHER PARTY OR TO THIRD PARTIES FOR SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, LOSS OF BUSINESS, LOSS OF PROFITS OR REVENUE, GOODWILL, OR SAVINGS, OR DAMAGE TO, LOSS OF, OR REPLACEMENT OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE SERVICES) RELATING IN ANY MANNER TO THE SERVICES (WHETHER ARISING FROM CLAIMS BASED IN CONTRACT, TORT, OR OTHERWISE), EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIM OR DAMAGE;

IN ANY CASE, WEALTHFORGE'S ENTIRE LIABILITY RELATING IN ANY MANNER TO EACH SERVICE SCHEDULE, INCLUDING THE USE OF THE SYSTEM, REGARDLESS OF THE FORM OR NATURE OF THE CLAIM, IS LIMITED IN THE AGGREGATE TO THE FEES ACTUALLY PAID TO WEALTHFORGE UNDER THIS APPLICABLE SERVICE SCHEDULE DURING THE SIX (6) MONTHS PRIOR TO THE CLAIM ARISING; AND

THE DISCLAIMERS AND LIMITATIONS CONTAINED IN THIS SECTION 12 ARE A FUNDAMENTAL PART OF THE BASIS OF THE BARGAIN HEREUNDER, AND WEALTHFORGE WOULD NOT PROVIDE THE SERVICES TO CLIENT AND CLIENT WOULD NOT ENGAGE THE WEALTHFORGE SERVICES WITHOUT THEM.

c. Exclusions. The limitations of liability set forth in Section 12(b) do not apply to a party's: (i) obligations under Section 8 (Proprietary Rights); (ii) obligations under Section 9 (Confidential Information); (iii) obligations under Section 11 (Indemnification); and (iii) gross negligence or intentional misconduct.

WealthForge's liability is further limited as follows. WEALTHFORGE'S ENTIRE LIABILITY FOR ALL SERVICE SCHEDULES UNDER THIS AGREEMENT IS LIMITED TO TWO MILLION DOLLARS ($2,000,000.00) IN THE AGGREGATE FOR THE TERM OF THE AGREEMENT RELATING TO WEALTHFORGE'S OBLIGATIONS UNDER: (i) SECTION 8 (PROPRIETARY RIGHTS); (ii) SECTION 9 (CONFIDENTIAL INFORMATION); AND (iii) SECTION 11 (INDEMNIFICATION).

13. General

a. This Agreement (including all incorporated components) sets forth the entire agreement between the parties with respect to the Services. This Agreement may not be modified or amended, except by written agreement.

b. If a provision of this Agreement is declared to be invalid, the remaining provisions of this Agreement continue in full force and effect.

c. Client may not assign this Agreement without WealthForge's prior written consent. WealthForge may assign one or more of the specific Services to one or more of its Affiliates upon written notice to Client.

d. A waiver by either party of a provision or right under this Agreement does not constitute a waiver of any other provision or right under this Agreement.

e. This Agreement and its components may be executed in multiple counterparts and by facsimile or electronic means, each of which is deemed an original but all of which together will constitute one and the same agreement.

f. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

g. Nothing in this Agreement will be construed to create a partnership, joint venture, or other similar relationship between the parties.

h. WealthForge Parties and Client Parties that are third parties are third-party beneficiaries of the respective indemnification obligations in this Agreement.

i. WealthForge Technologies, LLC and WealthForge Securities, LLC are Affiliates. Certain WealthForge personnel may perform Services for both WealthForge Technologies, LLC and WealthForge Securities, LLC, subject to Sections 9 and 10.

14. Governing Law; Venue; Jury Waiver

a. This Agreement is governed by and construed in accordance with laws of the Commonwealth of Virginia, without reference to its choice of law principles.

b. The venue for any dispute will be in the state or federal courts in Richmond, Virginia, except that: (i) a party may seek injunctive or other equitable relief in any state or federal court of competent jurisdiction for any actual or alleged infringement of any intellectual property or other proprietary rights; (ii) WealthForge may seek the payment of Fees in a state or federal court where the defendant resides or has assets.

c. **A PARTY IS ENTITLED TO ALL COSTS OF DEFENSE FROM THE OTHER PARTY, INCLUDING ATTORNEYS' FEES, IT INCURS IN DISMISSING A CLAIM BECAUSE IT WAS FILED IN AN IMPROPER JURISDICTION OR VENUE.**

d. **EACH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN AN ACTION ARISING FROM OR RELATING TO THIS AGREEMENT.**

15. Notice

a. The parties shall provide notice under this Agreement in writing in one of the following ways: (i) by personal delivery or overnight delivery, which is effective immediately upon delivery; (ii) by certified mail, return receipt requested, which is effective three (3) business days after notice is sent; (iii) by email, which is effective one (1) business day after the date successfully sent (subject to the notifying party providing proof of successful transmission upon request).

b. Unless modified by notice under this Section or a fully-executed Statement of Work, WealthForge shall send notice to Client to the address specified in the applicable Order Form and Client shall send notice to WealthForge as follows:

WealthForge
Attention: Legal
3015 W. Moore Street, Suite 102
Richmond, VA 23230